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As filed with the Securities and Exchange Commission on December 24, 2002

Registration No.

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CALIFORNIA MICRO DEVICES CORPORATION
(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation or organization)	94-2672609 (I.R.S. Employer Identification No.)
430 McCarthy Blvd, Milpitas, California (Address of principal executive offices)	95035-5430 (Zip Code)

1995 Employee Stock Option Plan, as amended August 7, 2002
and
1995 Non-Employee Directors' Stock Option Plan, as amended August 7, 2002
and
1995 Employee Stock Purchase Plan, as amended August 7, 2002
Full title of the plans

 Robert V. Dickinson
President and Chief Executive Officer
California Micro Devices Corporation
430 N. McCarthy Blvd
Milpitas, CA 95035-5112
(408) 263-3214
(Name, address and telephone number of agent for service)	Copy to: Stephen M. Wurzburg, Esq. Pillsbury Winthrop LLP 2550 Hanover Street Palo Alto, CA 94304 (650) 233-4500

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered(1)	Amount To Be Registered(2)	Proposed Maximum Offering Price Per Share(6)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock: To be issued under the 1995 Employee Stock Option Plan, as amended August 7, 2002	460,000(3)	$4.85	$2,231,000	$205.25

Common Stock: To be issued under the 1995 Non-Employee Directors' Stock Option Plan, as amended August 7, 2002	60,000(4)	$4.85	$291,000	$26.77

Common Stock: To be issued under the 1995 Employee Stock Purchase Plan, as amended August 7, 2002	170,000(5)	$4.85	$824,500	$75.85

Total Registration Fee	N/A	N/A	N/A	$307.88

(1)
The securities to be registered include options and rights to acquire Common Stock.
(2)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended ("Securities Act"), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend, recapitalization or any other similar transaction effected without the receipt of consideration, which results in an increase in the number of the Registrant's outstanding shares of Common Stock.
(3)
Constitutes 460,000 additional shares of Common Stock issuable under the 1995 Employee Stock Option Plan. 3,655,000 shares of Common Stock issuable under the 1995 Stock Option Plan were previously registered on the following Registration Statements: Form S-8, filed May 15, 2002, Registration No. 333-88250; Form S-8, filed August 4, 2000, Registration No. 333-43138; Form S-8, filed August 19, 1998, Registration No. 333-61833; Form S-8, filed January 27, 1998, Registration No. 333-44959; Form S-8, filed August 15, 1996, Registration No. 033-10257; and Form S-8, filed August 17, 1995, Registration No. 033-61907.
(4)
Constitutes 60,000 additional shares of Common Stock issuable under the 1995 Non-Employee Directors' Stock Option Plan. 390,000 shares of Common Stock issuable under the 1995 Non-Employee Directors' Stock Option Plan were previously registered on the following Registration Statements: Form S-8, filed May 15, 2002, Registration No. 333-88250; Form S-8, filed August 4, 2000, Registration No. 333-43138; Form S-8, filed August 19, 1998, Registration No. 333-61833; Form S-8, filed January 27, 1998, Registration No. 333-44959; Form S-8, filed August 15, 1996, Registration No. 033-10257; and Form S-8, filed August 17, 1995, Registration No. 033-61907.
(5)
Constitutes 170,000 additional shares of Common Stock issuable under the 1995 Employee Stock Purchase Plan. 960,000 shares of Common Stock issuable under the 1995 Employee Stock Purchase Plan were previously registered on the following Registration Statements: Form S-8, filed November 12, 1999, Registration No. 333-90919; Form S-8, filed August 19, 1998, Registration No. 333-61833; Form S-8, filed January 27, 1998, Registration No. 333-44959; and Form S-8, filed August 17, 1995, Registration No. 033-61907.
(6)
Estimated pursuant to Rule 457(h) under the Securities Act solely for the purposes of calculating the registration fee, based upon the average of the high and low sales prices of the Registrant's Common Stock on the Nasdaq National Market on December 23, 2002.

        This Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act.

PART I

INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

Item 1.    Plan Information.*

Item 2.    Registrant Information and Employee Plan Annual Information.*

        * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with the Note to Part I of Form S-8 and with Rule 428 under the Securities Act of 1933, as amended ("Securities Act").

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

        The following documents filed by the Registrant with the Securities and Exchange Commission ("Commission") are hereby incorporated by reference in this Registration Statement:

        (a)  Annual Report on Form 10-K for the year ended March 31, 2002 filed on June 25, 2002.

        (b)  The Registrant's Quarterly Reports on Form 10-Q for the quarter ended June 30, 2002 filed on August 14, 2002, and for the quarter ended September 30, 2002 filed on November 14, 2002.

        (c)  The Registrant's Current Reports on Form 8-K filed on May 15, 2002 and November 27, 2002.

        (d)  All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), since the end of the fiscal year covered by the Annual Report referred to in (a) above.

        (e)  The description of the Registrant's Common Stock contained in the Registrant's registration statement on Form 8-A dated March 2, 1987, and filed on March 4, 1987, including any amendment or report filed for the purpose of updating such description.

        In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.    Description of Securities.

        Not applicable.

Item 5.    Interests of Named Experts and Counsel.

        Not applicable.

Item 6.    Indemnification of Directors and Officers.

        Section 317 of the California Corporations Code allows for the indemnification of officers, directors, and other corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act and the Exchange Act.

        The Registrant's articles of incorporation and bylaws require that the Registrant indemnify its directors, officers, employees and other agents to the extent and under the circumstances permitted by the California Corporations Code. The Registrant's bylaws also permit it to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity.

        The Registrant has entered into agreements to indemnify its directors and officers, to the extent permitted by the California Corporations Code, against certain liabilities that may arise by reason of their status or service as agents of the Registrant. In addition, the Registrant maintains indemnity insurance that indemnifies its directors and officers against certain losses that arise in connection with claims made against them for certain wrongful acts.

Item 7.    Exemption From Registration Claimed.

        Not applicable.

Item 8.    Exhibits.

        See Index to Exhibits, which list of exhibits is incorporated herein by reference.

Item 9.    Undertakings.

        (a)  The undersigned Registrant hereby undertakes:

          (1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i)    to include any prospectus required by section 10(a)(3) of the Securities Act;

            (ii)  to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

            (iii)  to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2)  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b)  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milpitas, State of California, on the 23rd day of December, 2002.

CALIFORNIA MICRO DEVICES CORPORATION
By:	/s/ ROBERT V. DICKINSON Robert V. Dickinson President and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below does hereby make, constitute and appoint Robert V. Dickinson and Kenneth E. Thornbrugh, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ ROBERT V. DICKINSON Robert V. Dickinson	Director, President and Chief Executive Officer (Principal Executive Officer)	December 23, 2002
/s/ KENNETH E. THORNBRUGH Kenneth E. Thornbrugh	Vice President, Finance and Administration and Chief Financial Officer (Principal Financial and Accounting Officer)	December 23, 2002
/s/ WADE MEYERCORD Wade Meyercord	Director	December 23, 2002
/s/ J. DANIEL MCCRANIE J. Daniel McCranie	Director	December 23, 2002
/s/ EDWARD C. ROSS Edward C. Ross	Director	December 19, 2002
/s/ JOHN L. SPRAGUE John L. Sprague	Director	December 23, 2002
/s/ DONALD L. WAITE Donald L. Waite	Director	December 23, 2002

INDEX TO EXHIBITS

Exhibit Number	Exhibit
4.1	1995 Employee Stock Option Plan, as amended August 7, 2002: Exhibit A to the Company's Quarterly Report on Form 10-Q for the Quarter Ended September 30, 2002, filed November 14, 2002, is hereby incorporated by reference.
4.2	1995 Non-Employee Directors' Stock Option Plan, as amended August 7, 2002: Exhibit B to the Company's Quarterly Report on Form 10-Q for the Quarter Ended September 30, 2002, filed November 14, 2002, is hereby incorporated by reference.
4.3	1995 Employee Stock Purchase Plan, as amended August 7, 2002: Exhibit C to the Company's Quarterly Report on Form 10-Q for the Quarter Ended September 30, 2002, filed November 14, 2002, is hereby incorporated by reference.
5.1	Opinion of Pillsbury Winthrop LLP
23.1	Consent of Ernst & Young LLP, Independent Auditors
23.2	Consent of Pillsbury Winthrop LLP (included in Exhibit 5.1)
24.1	Powers of Attorney (see page 4)

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PART I INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS
  Item 1. Plan Information.
  Item 2. Registrant Information and Employee Plan Annual Information.
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
  Item 3. Incorporation of Documents by Reference.
  Item 4. Description of Securities.
  Item 5. Interests of Named Experts and Counsel.
  Item 6. Indemnification of Directors and Officers.
  Item 7. Exemption From Registration Claimed.
  Item 8. Exhibits.
  Item 9. Undertakings.
SIGNATURES
POWER OF ATTORNEY
INDEX TO EXHIBITS